Exhibit 5.1

ATTORNEYS AT LAW		Broomfield, CO
720 566-4000
4401 Eastgate Mall
San Diego, CA		Palo Alto, CA
92121-1909		650 843-5000
Main	858 550-6000
Fax	858 550-6420	Reston, VA
703 456-8000
www.cooley.com
San Francisco, CA
STEVEN M. PRZESMICKI		415 693-2000
(858) 550-6070
przes@cooley.com
November 14, 2005
Anadys Pharmaceuticals, Inc.
9050 Camino Santa Fe
San Diego, CA 92121
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Anadys Pharmaceuticals, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 1,041,277 shares of the Company’s Common Stock, $0.001 par value, including (i) 991,277 shares (the “Equity Plan Shares”) issuable under the 2004 Equity Incentive Plan (the “Equity Plan”), and (ii) 50,000 shares (the “Director Plan Shares”) issuable under the 2004 Non-Employee Directors’ Stock Option Plan (the “Director Plan”).
In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Equity Plan and the Director Plan, and such other documents, records, certificates, memoranda and other instruments as we deemed necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Equity Plan Shares, when issued and sold in accordance with the Equity Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full), and (ii) the Director Plan Shares, when issued and sold in accordance with the Director Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
Cooley Godward llp

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki